Exhibit (n)(2)

We consent to the use in this Registration Statement (No. 333-149374) on Form N-2 (Post Effective Amendment No. 6) of FS Investment Corporation of our report dated March 19, 2010, relating to our audit of the financial statements, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    McGladrey & Pullen, LLP

Blue Bell, PA

October 6, 2010